UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

June 15, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On June 15, 2007, David A. Jones, Chairman of the Board of Spectrum Brands, Inc. (the "Company"), entered into a stock trading plan designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Jones, at the suggestion of his advisors, entered into his 10b5-1 plan to exercise and then sell the shares with respect to certain stock options that are set to expire on September 30, 2007 as part of his long-term strategy to diversify his assets.

Mr. Jones' plan allows a brokerage firm to sell a maximum of 149,195 shares of the Company's common stock through the exercise of certain stock options that have an exercise price of $4.39 held by Mr. Jones at specified times between August 13, 2007 and September 28, 2007 at predetermined price thresholds, unless the plan is terminated sooner.

Sales under Mr. Jones' plan are subject to the requirements and limitations of Rule 144 of the Securities Act of 1933, as amended. Mr. Jones is required to report transactions made pursuant to his 10b5-1 trading plan to the Securities and Exchange Commission. Mr. Jones, as well as other Company directors and officers, may from time to time amend existing 10b5-1 plans or adopt additional 10b5-1 plans. Except as may be required by law, the Company does not undertake to report 10b5-1 trading plans by other Company officers or directors, nor to report modifications, transactions or other activities under Mr. Jones' plan or the plan of any other officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	SPECTRUM BRANDS, INC. By: /s/ John T. Wilson __________ Name: John T. Wilson Title: Vice President, Secretary and General Counsel